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                                     [LETTERHEAD]


                                    June 26, 1997




SECURITIES AND EXCHANGE COMMISSION
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir:

We have read and agree with the comments in Item 4 of Form 8-K of Cardiodynamics International Corporation dated June 26, 1997.



                                            /s/ PETERSON & CO.

cc: Steven Loomis
    Chief Financial Officer
    Cardiodynamics